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                                   Exhibit 11

                             Microdyne Corporation

                Statement re: Computation of Per Share Earnings
               for the Three and Nine Months Ended June 30, 1995


                                  Three  Months               Nine  Months
                            --------------------------   --------------------------
                                             Fully                        Fully
                            Primary         Diluted        Primary       Diluted
                          ------------    ------------   ------------  ------------
Shares Outstanding at
  Beginning of Period      12,051,512      12,051,512     11,814,697    11,814,697

Net Shares Issued
  During the Period           248,110         248,110        208,818       208,818

Dilutive Effect of
  Stock Options               849,640         876,497        934,503     1,086,279
                          ------------    ------------   ------------  ------------
Weighted Average Shares
  Outstanding              13,149,262      13,176,119     12,958,018    13,109,794






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